SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this "Agreement") effective as of the rd day of March, 2003, by and between Millennium Capital Venture Holdings, Inc., a public reporting company incorporated under the laws of the State of Delaware corporation ("Millennium"), Bruno Desmarais, an individual residing in the Province of Quebec, Canada ("Desmarais") and MADA Multimedia Inc., a private Quebec corporation ("MADA"), and Mario Drolet, an individual residing in the Province of Quebec, Canada ("Drolet") and the shareholders of MADA (the "MADA Shareholders") collectively herein called the Parties.

WHEREAS, Millennium wishes to acquire all, or substantially all, of the issued and outstanding shares of common stock of MADA, which are held by the MADA Shareholders;

WHEREAS, the MADA Shareholders desire to exchange their shares of MADA for shares of Millennium;

WHEREAS, Desmarais is a shareholder in Millennium;

WHEREAS, Desmarais wishes to sell 2,000,000 of his shares of common stock of Millennium (the "Millennium Shares");

WHEREAS, Drolet wishes to have an option to purchase the Millennium Shares in exchange for $350,000 US (the "Millennium Share Purchase Price");

WHEREAS, the Parties wish to define the terms and conditions required for closing and to make provision for an escrow agent effect the closing of the transactions as contemplated in this Share Exchange Agreement.

NOW THEREFORE in consideration of the agreements set forth below and other good and valuable consideration, the Parties agree to enter into this Agreement and to take any and all actions to fulfill the terms of this Agreement.

1. DEFINITIONS

A. "Contracts" shall mean all contracts, agreements, undertakings, indentures, notes, bonds, loans, instruments, leases, mortgages, commitments or other binding arrangements.

B. "Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities, business, property, operations, prospects, results of operations or condition (financial or otherwise) of the relevant Person.

C. "Permits" shall mean all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with and under all Federal, state, local or foreign laws and governmental or regulatory bodies.

D. "Person" shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body or other entity.

2. SHARE PURCHASE AND SHARE EXCHANGE

On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, the parties each agree to the following transactions:

A. The MADA Shareholders shall sell to Millennium all of their respectively owned shares of common stock of MADA (the "MADA Shares") for the aggregate purchase price of $1,000 USD ("MADA Share Purchase Price").

B. Desmarais shall grant to Drolet the option to purchase the Millennium Shares in exchange for payment of the Millennium Share Purchase Price pursuant to the terms of payment set forth in paragraphs 3.A.1 and 4.A below.

3. CLOSING

A. Subject to the conditions set forth in this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing"), which shall take place on or before the fifteenth (15th) day from the date of Millennium's receipt of the approval described in paragraph 8.A hereof, or such other date agreed to between the parties (the "Closing Date"), are:

(1) Delivery by the MADA Shareholders to Millennium of stock certificates representing all of the issued and outstanding MADA Shares, with such powers of attorney, corporate resolutions and medallion signature guarantees as necessary to effect the transfer of such MADA Shares to Millennium.

(2) Delivery by Millennium of the MADA Share Purchase Price.

(3) Delivery by Desmarais to Drolet a signed Option Agreement, which shall grant to Drolet an option to purchase the Millennium Shares.

(4) Millennium shall appoint two individuals as identified by Drolet to the Millennium Board of Directors, bringing the total number of members of the Millennium Board of Directors to five (5).

4. REPRESENTATIONS AND WARRANTIES OF MILLENNIUM AND DESMARAIS

Millennium and Desmarais hereby represent and warrant to the MADA Shareholders and Drolet that:

A. Organization. Millennium is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware with all requisite power and authority to enter into, and perform its obligations under this Agreement. Millennium is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it transacts business.

B. Authority. This Agreement has been duly executed and delivered by each of Millennium and Desmarais constitutes a valid and binding agreement of each of them enforceable against them in accordance with its terms. The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which Millennium or Desmarais is a party or to which the Millennium Shares are subject.

C. Capitalization. Schedule 5.C sets forth the authorized capitalization of Millennium. All of the outstanding shares of common stock of Millennium are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights.

D. Certificates of Incorporation and Bylaws. Millennium has heretofore delivered to Drolet true, correct and complete copies of the Certificates or Articles of Incorporation (certified by the Secretary of State of the State of Delaware) and Bylaws of Millennium. The minute book of Millennium accurately reflects all actions taken at all meetings and consents in lieu of meetings of its shareholders and all actions taken at all meetings and consents in lieu of meetings of its board of directors.

E. Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require Millennium nor Desmarais to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person.

5. REPRESENTATIONS AND WARRANTIES OF MADA AND THE MADA SHAREHOLDERS.

The MADA Shareholders, MADA and Drolet hereby represent and warrant to Millennium and Desmarais that:

A. Organization. MADA is a corporation duly organized, validly existing and in good standing, under the laws of the Province of Quebec with all requisite power and authority to enter into, and perform the obligations under this Agreement. MADA is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction in which it transacts business.

B. Authority. This Agreement has been duly executed and delivered by an authorized representative of MADA, each of the MADA Shareholders and Drolet and constitutes a valid and binding agreement of MADA, each of the MADA Shareholders and Drolet, enforceable against each of them in accordance with its terms. The execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which MADA, any MADA Shareholder or Drolet is a party or to which the MADA Shares are subject.

C. Capitalization. Schedule 6.C sets forth the authorized capitalization of MADA. All of the MADA Shares are duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive rights

D. Certificates of Incorporation and Bylaws. MADA has heretofore delivered to Millennium true, correct and complete copies of the Certificates or Articles of Incorporation (certified by the Secretary of State of the State of Delaware) and Bylaws of MADA. The minute book of MADA accurately reflects all actions taken at all meetings and consents in lieu of meetings of its shareholders and all actions taken at all meetings and consents in lieu of meetings of its board of directors.

E. Consents and Approvals. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof do not require MADA to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person, other than requisite shareholder approval, which MADA will use all reasonable efforts to obtain. MADA represents and warrants that it will use all reasonable efforts to obtain the requisite shareholders' approval of this Agreement.

F. Legal Status. The MADA Shares are genuine, validity issued and outstanding, fully paid and non-assessable and are not issued in violation of the pre-emptive rights of any person or of any agreement by which any of the MADA Shareholders or MADA is bound.

G. Title. Upon delivery to Escrow, the MADA Shares shall be delivered with good title and no encumbrances thereon, other than as created by the Escrow.

I. Transfer. The MADA Shareholders and MADA agree further to defend, on behalf of Millennium and its successors and assigns, title to the MADA Shares.

6. COVENANTS AND AGREEMENTS OF MADA

A. Conduct of Business in the Ordinary Course. From the date hereof through the Closing

Date, MADA shall conduct its business in a reasonably prudent and professional manner and neither the MADA Shareholders nor the Board of Directors of MADA shall approve of any extraordinary transaction by MADA without the prior written consent of Millennium.

B. Permits and Services. From the date hereof through the Closing Date, MADA shall use its best efforts to preserve any Permits in full force and effect and to keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

C. Litigation. From the date hereof through the Closing Date, MADA shall notify Millennium promptly of any actions or proceedings that are threatened again MADA or against any officer, director, employee, properties or assets of MADA.

D. Due Diligence. Prior to the Closing Date, Millennium shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, properties, business and operations of MADA and such examination of the books, records, tax returns, results of operations and financial condition of MADA as Millennium wishes.

E. Acquisition Proposals. From the date hereof through the Closing Date, neither any of the MADA Shareholders, nor MADA, nor any of the officers, directors, employees, representatives or agents of MADA, shall, directly or indirectly, solicit, initiate or participate in any way in discussion or negotiations with, or provide any information or assistance to, or enter into any contract with any person or entity or group of persons or entities (other than Millennium) concerning any merger, consolidation, liquidation, dissolution, or disposition of assets of MADA or any transfer of any of the outstanding securities of MADA (other than the pursuant to the transactions contemplated by this Agreement) (each an "Acquisition Proposal"), or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing. MADA shall promptly communicate to Millennium the terms of any Acquisition Proposal, which he or any such other Person may receive.

F. Further Assurances. MADA shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. MADA shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

7. COVENANTS AND AGREEMENTS OF MILLENNIUM

A. Registration of Millennium Shares. Millennium covenants with MADA and the MADA Shareholders that, upon this Agreement being fully executed by all parties hereto, it shall immediately commence preparation of a Registration Statement on Form SB-2 (or some other applicable form) to be filed with the Securities and Exchange Commission for the registration of the Millennium Shares. Upon the effectiveness of the Form SB-2, Millennium shall apply to, or cause an application to be filed with, the NASD for the common stock of Millennium to be quoted on the Over-the-Counter Bulletin Board quotation system.

B. Due Diligence. Prior to the Closing Date, MADA shall be entitled, through its employees and representatives, to make such investigation of the assets, liabilities, properties, business and operations of Millennium and such examination of the books, records, tax returns, results of operations and financial condition of Millennium as MADA wishes.

C. Further Assurances. Millennium shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Millennium shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

8. CONDITIONS PRECEDENT TO THE OBLIGATION OF MILLENNIUM AND DESMARAIS TO CLOSE.

The obligation of Millennium to enter into and complete the Closing is subject, at Millennium's option acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may waived by it, to the extent permitted by law.

A. Representations and Covenants. The representations and warranties of MADA and the MADA Shareholders contained in this Agreement shall be true and correct on and as of the Closing Date and all subsequent closing dates with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period. The MADA Shareholders and MADA shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the MADA Shareholders and/or MADA on or prior to the Closing Date. The Shareholders and MADA shall have delivered to Millennium a certificate of the MADA Shareholders and MADA, dated the Closing Date, and signed by the MADA Shareholders and an officer of MADA to the foregoing effect.

B. Third Party Consents. All consents, Permits, and approvals from parties to Contracts with MADA that may be required in connection with the performance by the MADA Shareholders of their respective obligations under this Agreement or the continuance of such Contracts with the MADA Shareholders or MADA in full and effect after the Closing shall have been obtained.

C. Lack of Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a Material Adverse Effect on MADA.

D. No Change in Capitalization. On the Closing Date, the capitalization of MADA shall be as represented in Schedule 6.C.

E. Cooperation. The Shareholders and MADA shall have provided Millennium or its representatives with any other certificates or other documents related to this Agreement or the business and operations of MADA or in connection with the Closing that Millennium may request and shall otherwise have cooperated in Millennium's examination of the business and operations of MADA.

F. Signatories. MADA, at or prior to receiving any funds from the Offering, shall execute all bank documents and authorizations necessary so that the expenditure of any of its funds shall require the signature of one officer of MADA and one officer or designee of Millennium. In the event that this Agreement terminates pursuant to Subsection 3.C, then upon the repayment of all amounts deemed to be a loan to Millennium under Subsection 3.C, and all accrued interest thereon, Millennium shall remove its officer or designee from all bank accounts of MADA.

10. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE MADA SHAREHOLDERS AND MADA TO CLOSE.

The obligation of the MADA Shareholders and MADA to enter into and complete the Closing is subject, at the option of the MADA Shareholders and MADA, acting in accordance with the provisions of this Agreement with respect to the termination hereof, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may waived by them, to the extent permitted by law.

A. Representations and Covenants. The representations and warranties of Millennium contained in this Agreement shall be true and correct on and as of the Closing Date and all subsequent closing dates with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period. Millennium shall have preformed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Millennium on or prior to the Closing Date. Millennium shall have delivered to the MADA Shareholders and MADA a certificate of Millennium, dated the Closing Date, and signed by an appropriate officer of Millennium to the foregoing effect.

B. Third Party Consents. All consents, Permits, and approvals from parties to Contracts with Millennium that may be required in connection with the performance by Millennium of its obligations under this Agreement or the continuance of such Contracts with Millennium in full force and effect after the Closing shall have been obtained.

C. Lack of Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a Material Adverse Effect on Millennium.

D. Cooperation. Millennium shall have provided the MADA Shareholders and MADA or its representatives with any other certificates or other documents related to this Agreement or the business and operations of Millennium or in connection with the Closing that the MADA Shareholders or MADA may request and shall otherwise have cooperated in the Shareholder's or MADA's examination of the business and operations of Millennium.

E. Appointment of Representatives to the Board of Directors of Millennium. Millennium, at the signing of this Agreement, shall appoint or cause to have appointed to its board of directors two directors from MADA, such that the Board of Millennium shall be composed of 5 directors.

10. MISCELLANEOUS.

A. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by facsimile transmission, registered or certified mail, postage prepaid, addressed as follows:

To MADA, Drolet or the MADA Shareholders:

________________________
________________________
________________________
________________________

To Millennium or Desmarais:

Bruno Desmarais
630, boulevard Rene-Levesque Ouest
Bureau 1670
Montreal, Quebec H3B 1S6
Facsimile: 514 389-5844

With a copy to:

International Securities Group, Inc.
1530 9th Avenue, S.E.
Calgary, Alberta T2G 0T7
Attn.: Mr. W. Scott Lawler, Esq.
Facsimile: 403-272-3620

or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt by the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

B. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or enforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and provisions which are determined to be void, illegal and unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

C. Assignment. Neither party may assign this Agreement without the express written consent of the other party, however, any such assignment shall be binding on and inure to the benefit of such successor, or, in the event of death or incapacity, on their heirs, executors, administrators and successors of any party.

D. Attorney's Fees. If any legal action or other proceeding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, any successful or prevailing party will be entitled to recover reasonable attorney's fees (including fees for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

E. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement.

F. Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

G. Further Assurances. At any time, and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the subject shares transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

H. Broker's and Finders' Fee. The Shareholders, MADA and Millennium warrant that neither has incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other shall have responsibility. Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring the same.

I. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the consummation of the transactions contemplated hereunder, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

J. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

K. Mandatory Arbitration. (a) Any controversy or claim between or among the parties including but not limited to those arising out of or relating to this Agreement or any related agreements ("Subject Documents"), including any claim based on or arising from an alleged tort, shall be determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding under this Section 12.K (a). Judgment upon the award rendered may be entered in any court having jurisdiction.

(b) Judicial Reference. If the controversy or claim is not submitted to arbitration as provided and limited in Section.11.K(a), but becomes the subject of a judicial action, any party may elect to have all decisions of fact and law determined by a reference in accordance with applicable state law. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The referee, or presiding referee of the panel, shall be an active attorney or retired judge. Judgment upon the award rendered shall be entered in the court on which such proceeding was commenced.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and the year first above written.

MADA MULTIMEDIA, INC., a Quebec corporation	MILLENNIUM CAPITAL VENTURE HOLDINGS, INC., a Delaware corporation
By: /s/ Mario Drolet Name: Mario Drolet Title: President	By: /s/ Bruno Desmarais Name: Bruno Desmarais Title: President
/s/ Mario Drolet MARIO DROLET	/s/ Bruno Desmarais BRUNO DESMARAIS

Schedule 5.C
Capitalization of Millennium

Issued & Outstanding 6,000,000
Stock Options & Warrants -0-

Fully Diluted 6,000,000

Schedule 6.C
Capitalization of MADA

Issued & Outstanding 200
Stock Options or Warrants -0-

Fully Diluted 200